Exhibit 10.3

MATERIALS AND RESEARCH DATA LICENSE AGREEMENT

Whereas, Wake Forest University (“WFU”), through its Wake Forest University School of Medicine, with offices at Medical Center Boulevard , Winston Salem, NC 27157, and Advanced Cell Technology, Inc. (“ACT”), with offices at One Innovation Drive, Worcester, Massachusetts 01520, have entered into an Agreement Relating to the Transfer of Biological Materials (“ARTBM”) signed by the parties on January 28, 2000 and February 3, 2000, respectively.

Whereas, ACT wishes to commercialize certain of the data and materials described in the ARTBM

Whereas, WFU wishes to license to ACT certain exclusive rights to certain data and materials described in the ARTBM.

Now, therefore, WFU and ACT hereby agree to the following terms and conditions:

1.             For the purposes of this Agreement, terms used in the ARTBM which are used in this Agreement and not defined herein will have the same definition in this Agreement as in the ARTBM.

2.             Upon the terms and conditions of this Agreement, WFU grants to ACT and ACT accepts from WFU a worldwide, exclusive, royalty-free, perpetual, irrevocable (so long as ACT does not breach the terms of this Agreement), fully paid up right and license to (i) use certain data developed or to be developed by ACT subject to the ARTBM as generally described in Appendix A attached hereto (“Data”), in support of a patent application filed by ACT, and commercializing, selling or licensing any technology relating to or derived from such Data by, or on behalf of, ACT and/or such patent and any related patent applications or continuations, continuations-in-part, divisions, renewals, reissues, reexaminations or extensions thereof, as well as any counterpart foreign applications, and any patent issuing from any of the foregoing created or reduced to practice by, or on behalf of, ACT (collectively, “Patents”) and commercializing, selling or licensing any technology relating to or derived from such Data and/or such Patents; and (ii) use stem cells and stem cell cultures created by, or on behalf of, ACT (“Stem Cells”) from Material provided by WFU under the ARTBM for ACT’s research purposes only, whether such research is internal to ACT or in collaboration with other non-profit or academic institutions.

3.             The right and license granted to use the Stem Cells in paragraph 2(ii) above does not include the right to use, sell, lease, license or transfer the Stem Cells for any other purpose, including for commercial sale or use. If ACT wishes to use, sell, lease, license or transfer such cells for any other purpose, including commercial sale to, or use by, a third party, ACT will negotiate with WFU to acquire a royalty-bearing license for such right and license prior to any such sale or use.

4.             The right and license granted in paragraph 2 above is subject to the rights and obligations of the United States Government under federal funding requirements, if applicable.

5.             ACT agrees to use commercially-reasonable efforts to commercialize Data and Stem Cells.   WFU agrees and acknowledges that the preceding sentence shall be construed liberally in favor of ACT and that, without limitation of the foregoing, the filing and prosecution by ACT of a patent application disclosing the Data and the distribution of the

Stem Cells to non-profit and academic institutions for research purposes shall be deemed to fulfill ACT’s obligations under this paragraph 5.

6.             ACT will provide to WFU reasonable samples of Stem Cells for WFU’s research, educational,   and teaching purposes upon the request of WFU. WFU shall promptly disclose to ACT the conception or reduction to practice of any commercially useful discovery or invention that results directly from research using the Stem Cells (the “Stem Cell Research Results”). WFU hereby grants to ACT a first option to obtain an exclusive, worldwide license to any intellectual property rights claimed by WFU in such Stem Cell Research Results (the “License Option”). ACT must exercise the License Option upon written notice to WFU within sixty (60) days after the written disclosure of the particular Stem Cell Research Result by WFU to ACT, or the License Option shall thereupon expire. In the event ACT exercises the License Option, ACT and WFU shall attempt to negotiate in good faith an exclusive worldwide license agreement containing commercially reasonable terms and pricing consistent with relevant industry standards. If the parties are unable to reach agreement within ninety (90) days after the date upon which ACT exercised the License Option (the “Negotiation Period”), then WFU will be free to offer such rights to third parties; provided, however, that for a period of six (6) months after the Negotiation Period, WFU may only offer such rights to third parties on financial terms and pricing which are no more favorable than those offered to or by ACT, unless the more favorable financial terms and pricing have first been offered in writing to ACT and either (i) ACT has declined in writing to accept to accept such terms and pricing or (ii) ACT has not responded after a period of thirty (30) days from the date of such offer.

7.             In consideration for the right and license granted in Section 2 above, ACT agrees that its parent corporation, A.C.T. Group, Inc., a Delaware corporation (“Group”), will issue to WFU sixty thousand (60,000) shares of Group common stock. The Group stock issued to WFU is not refundable or creditable against future royalties, if any.

8.             THE MATERIAL AND DATA ARE EXPERIMENTAL IN NATURE AND ARE PROVIDED ON AN “AS IS” BASIS WITHOUT WARRANTIES OR REPRESENTATIONS OF ANY SORT, EXPRESS OR IMPLIED, AS TO, BUT NOT LIMITED TO, THEIR FITNESS FOR THE PURPOSE SPECIFIED ABOVE. WFU MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL OR THE DATA WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT. IN NO EVENT IS WFU LIABLE FOR ANY USE BY ACT OF THE MATERIAL OR THE DATA OR ANY LOSS, CLAIM, DAMAGE OR LIABILITY, OF WHATSOEVER KIND OR NATURE, WHICH MAY ARISE FROM OR IN CONNECTION WITH THIS AGREEMENT OR THE USE,  SHIPPING, HANDLING OR STORAGE OF THE MATERIAL OR THE DATA.

9.             ACT must indemnify, defend and hold harmless WFU, its trustees, officers, and staff from and against any and all loss, cost, claims, actions, suits and liability arising out of ACT’s use, handling or disposal of Materials, Data, Patents or Stem Cell Research Results or any right or license granted hereunder; provided that any such liability is not caused by the gross negligence or willful misconduct of WFU, its officers, trustees, employees, staff or agents.

10.           ACT may assign or otherwise transfer this Agreement and the license granted hereby and the rights acquired by it hereunder; provided, however, that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement.

11.           Except as expressly provided for in this Agreement, no right or license, either express or implied, to the Material, Data, Patents or Stem Cell Research Results or any patent or patent application covering the foregoing is granted by the execution of this Agreement or the transfer of any material(s) or data hereunder.

12.           This Agreement is governed, interpreted and controlled by the laws of North Carolina, excluding its conflict of laws provisions.

13.           Except as expressly provided for herein, all terms and conditions of the ARTBM remain in full force and effect.

14.           Paragraphs 1, 2, 6, 7, 8, 9, 10, 11 and 14 survive termination or expiration of this Agreement.

15.           This Agreement constitutes the parties’ entire agreement with respect to the subject matter hereof, and supercedes any and all prior oral or written agreements, expressions or understanding with respect thereto. This Agreement may be amended only by a writing executed by both parties.

Advanced Cell Technology, Inc.		Wake Forest University (through its Wake Forest University School of Medicine)

Signed:	/s/ Michael D. West	Signed:	/s/ Spencer Lemons
Authorized Representative		Spencer Lemons, Director Technology Asset Management

Name: Michael D. West
		Date:	1/26/2001
Title: President

Date:	1/24/01